UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 6, 2007
HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-10730	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
400 Wood Road Braintree, MA	02184
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 6, 2007, the Company’s Board of Directors approved expanded roles for several executives.

Brian Concannon, age 49, was appointed to the new position of Chief Operating Officer. In this expanded role, Mr Concannon will have overall accountability for global sales and marketing across the Company’s entire product portfolio and geographies. He joined Haemonetics in 2003 as President, Patient Division. In April 2006, Mr. Concannon was promoted to President, Global Markets, overseeing the Company’s global entities. Prior to joining Haemonetics, he was President, Northeast Region, Cardinal Medical Products and Services, a leading provider of products and services supporting the healthcare industry. From 1996 to 1999, he was with Allegiance Healthcare, most recently holding the position of Vice President, Distribution and Sales Operations. Mr. Concannon has also held various sales and marketing positions at American Hospital Supply Corporation and Baxter Healthcare Corporation.

Chris Lindop, age 49, Chief Financial Officer and VP Business Development, who joined the Company earlier this year, will also take on the responsibility for Investor Relations as well as the Company’s Arryx business. The Company purchased Arryx last year to develop its holographic optical trapping nano technology, beginning with a blood typing product. Prior to Haemonetics, Mr. Lindop had been Chief Financial Officer of Inverness Medical Innovations, a company with a full portfolio of IVD (In Vitro Diagnostics) products. Prior to this, he was a partner in the Boston offices of Ernst & Young LLP and Arthur Andersen LLP and was engagement partner to the Haemonetics account at both firms.

Executive officers serve at the discretion of our Board of Directors.

The following table sets forth annual salary and stated target bonus awards for Mr. Concannon and Mr. Lindop. In the case of Mr. Concannon the table reflects an increase in base salary and annual target bonus approved by the Compensation Committee of the Company’s Board of Directors on August 6, 2007.

	Annual base salary	Annual target bonus
Brian Concannon Chief Operating Officer	$410,000	$205,000
Chris Lindop Chief Financial Officer and VP Business Development	$385,000	$173,200

Employees who are bonus eligible, including executives, may not receive any of the target annual bonus unless the Company reaches certain minimum stated revenue and operating incomes results for the fiscal year. The final cash award paid is determined by the Company’s performance to the specified revenue and operating income targets. If the specified targets for revenue or operating income for the fiscal year are over achieved, the potential cash bonus is increased to certain specified levels. A portion of all employees’ bonus is also dependent upon their performance to their own individual performance objectives, such as a business unit’s financial performance, business development goals and cost savings initiatives. For all executives, 70% of their stated potential cash bonus will be solely dependent upon the achievement of the stated corporate financial performance targets for revenue and operating income for the fiscal year, and 30% will be dependent upon the achievement of their individual performance objectives, including regional or unit performance objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION
(Registrant)
Date: August 7, 2007	By:	/s/ Christopher J. Lindop
Christopher J. Lindop
Vice President and Chief Financial Officer